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                                                                    Exhibit 10.2




                                 OFFICE LEASE





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                                 OFFICE LEASE

     This Lease is made and entered into as of the 25 day of September, 1998, between: SFP REALTY, LTD., L.L.P., a Colorado limited liability partnership, 4859 Dakota Blvd., Boulder, Colorado 80304 ("Landlord"), and COLORADO BUSINESS BANK OF BOULDER NATIONAL ASSOCIATION, 1900 15th Street, Boulder, Colorado 80302 ("Tenant").


                               I.  PREMISES; USE


A. Landlord hereby leases to Tenant approximately 6,000 gross square feet consisting of the entire space of the building ("Building") located at 2025 Pearl Street, Boulder, Colorado 80203, (the "Premises"), on the terms and conditions set forth herein. The Premises are more particularly described on Exhibit A attached hereto.

B. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose or purposes other than for operation of a business bank and all related or ancillary services associated therewith; Tenant agrees that no use shall be made or permitted to be made of the Premises, or acts done, which will increase the rate of insurance upon the Building or cause a cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises, any article which may be prohibited by the standard form of insurance policies. Tenant shall not commit, or cause to be committed, any public or private nuisance upon the Premises, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.

C. Tenant shall at its sole cost and expense comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not caused by Tenant's improvements or the nature of Tenant's occupancy of the Premises.

D. Tenant shall not place any holes in any part of the Premises or place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord.

E. Tenant shall not knowingly permit any employees, agents or guests of Tenant to violate any covenant or obligation of Tenant hereunder.

F. Except as may be permitted in Article V, Section D below, Tenant agrees that it will not bring in or permit the placing within the Premises of any machine or property heavier than customarily used in connection with general office purposes.


                                   II.  TERM

A. This Lease shall be for a term of ten (10) years ("Primary Lease Term"), unless sooner terminated as herein provided, beginning on January 1, 1999 (the "Lease Commencement Date"). The Primary Lease Term may be extended pursuant to Paragraph B below.

B. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the term of the Lease shall be amended to commence on the date when the Landlord can deliver possession and the expiration date shall be extended accordingly (unless possession cannot be delivered within 180 days after the Lease Commencement Date for reasons other than Landlord's failure to comply with its obligations under Exhibit C attached hereto, in which case Tenant shall have the right to terminate this Lease upon written notice to Landlord without penalty to either party). If permission is given

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     to Tenant to occupy the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the provisions of this Lease.


                                   III.  RENT

A.   See Exhibit B (attached hereto), Paragraph 1 for Rent Schedule.

B. Tenant also agrees to pay to Landlord, as additional rent without offset or reduction, one hundred percent (100%) of the Building Expenses (as hereinafter defined) during the term of this Lease. From time to time, Landlord shall reasonably estimate the amount of Building Expenses, and Tenant shall pay additional rent, in advance, based upon such estimate. If the actual Building Expenses exceed Landlord's estimate for a period, Tenant shall pay to Landlord such excess within thirty (30) days of notice of such excess. If the actual Building Expenses are less than Landlord's estimate for a period, the difference shall be applied to the next amounts owing by Tenant to Landlord pursuant to this Section B. If the term of this Lease ends (other than due to default by Tenant hereunder) and Tenant has complied with all the provisions hereof, Tenant shall be entitled to a prompt refund of any excess amounts which Tenant has paid to Landlord pursuant to this Section B.

C. For the purposes hereof, the term "Building Expenses" shall mean all expenses pertaining to the Building, the land underneath and surrounding the Building as described in Exhibit A attached hereto, including any parking areas and/or parking structure located thereon or adjacent thereto leased by Tenant (collectively, the "Building Area"), including, but not limited to, the following:

     1. all general and special real estate or ad valorem taxes (including, but not limited to, any new or different tax imposed in lieu of or in addition to existing taxes) or assessments levied against the Building Area by any governmental or quasi-governmental authority or by any applicable association of property owners;

     2. the cost of all utilities (including, but not limited to, water, sewer, electricity, natural gas and any other energy used for heating, cooling or other purposes) which utilities shall be billed directly to and separately paid by Tenant;

     3. building supplies, janitorial services, trash removal, maintenance, repair and replacements of the Building Area (including, but not limited to, elevators and heating, ventilating and air conditioning equipment and fire monitoring and control systems). All services for janitorial, trash, snow removal and recycling shall be contracted for by Tenant and billed directly to and separately paid by Tenant. Tenant shall have the option to maintain in effect, at Tenant's expense, a maintenance contract for the heating, ventilation and air conditioning equipment serving the Building Area with a contractor acceptable to Landlord;

     4.   landscaping maintenance and repair;

     5. resurfacing (subject to mutual agreement of Landlord and Tenant), repair and restriping parking surfaces;

     6. insurance (including, but not limited to, fire and extended coverage, public liability and business interruption insurance and loss of rents insurance), but Tenant shall have no interest in such insurance or the proceeds thereof;

     7. labor costs incurred in the operation or maintenance of the Building Area, including, but not limited to, wages and other payments, Workmen's Compensation and disability insurance, payroll taxes and fringe benefits;

     8. Security shall be at Tenant's option and Landlord shall have no obligation to provide any security. Should Tenant only elect to provide its own security, it may do so with Landlord's consent, which shall not be unreasonably withheld. All costs related thereto shall be billed directly to and separately paid by Tenant;

     9. reasonable management fees, legal, accounting, inspection and consultation fees applicable

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          to the Building Area; and

     10. any costs incurred by Landlord for any capital improvements, structural repairs, replacements or other modifications to the Building Area to affect labor savings or otherwise reduce Building Expenses, or required by any change occurring after the issuance of the Certificate of Occupancy for the Building in the laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Area, which costs shall be amortized over the useful life of the applicable capital improvement or structural repair; however, the annual amortization amount will not exceed the reduction in Building Expenses as projected by Landlord's accountant for the relevant year.

D. All reasonable determinations by Landlord pursuant to this Article shall be presumed to be correct. Until Tenant is advised of the adjustment in the rent, if any, pursuant to the provisions of this Article, Tenant's monthly rental shall continue to be paid at the current rate (including all prior adjustments pursuant to Section B of this Article). No failure by Landlord to require the payment of additional rent by Tenant pursuant to Section B of this Article for any period shall constitute a waiver of Landlord's right to collect such additional rent for such period or for any subsequent period.

E. If any installment of rent due hereunder is not paid by Tenant on or before twelve o'clock noon on the seventh (7th) calendar day following the day on which such installment was due, Tenant shall be required to pay a late charge of five percent (5%) of such delinquent installment. Any such late charge shall be due and payable immediately.

F. Unless Landlord notifies Tenant to the contrary, all amounts payable hereunder shall be payable to Landlord at Landlord's address set forth in
     Article XIX below.

G. All Building Expenses shall be computed on the accrual basis. In computing Building Expenses, (i) no cost or expense may be counted more than once,
     (ii) any expenses which are paid by the proceeds of insurance shall be excluded, and (iii) any expenses which are separately metered or billed directly to and separately paid by any tenant shall be excluded.

H. Landlord shall provide Tenant with reasonably detailed statements showing the computation of the Building Expenses once per year. Upon reasonable prior notice given by Tenant to Landlord, Tenant shall have the right to review the documentation relating to the computation of Building Expenses pursuant to this Article during the ninety (90) day period immediately following issuance of any such statements. Tenant shall have the right to cause an audit to be made of such computation during such 90-day period, at Tenant's expense. Any errors in Landlord's computation shall be promptly corrected.


                             IV.  SECURITY DEPOSIT

     Tenant has deposited with Landlord the sum of Ten thousand and 00/100 ($10,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor is made, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant within ninety (90) days after the expiration of the lease term and upon the vacation of the Premises by Tenant. Landlord shall deliver the funds deposited herein by Tenant to the purchaser of the Building in the event the Building is sold (or give such purchaser a credit against the purchase price in the amount of such deposit), and thereupon, Landlord shall be discharged from further liability with respect to such deposit.

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                            V.  LANDLORD'S SERVICES

A. Landlord shall maintain and repair the Building Area in a good and workmanlike manner similar to other first class office buildings located in Boulder, Colorado, and shall furnish the following services to the Premises (the cost of which shall be included within Building Expenses):

     1.   air conditioning and heat required for ordinary office use; and

     2. hot and cold water (to each floor in the Building) and electric current for lighting the Premises and for ordinary office appliances and machines only.

     Landlord shall not be liable for damages nor shall any rent be abated for failure to furnish, or delay in furnishing, any such service which is occasioned by needed repairs, renewals or improvements, or by any strike or labor controversy, or by any act or default of Tenant or due to the inability of Landlord to obtain fuel or power from the utility company supplying same, or for any cause beyond the reasonable control of Landlord, unless such delay or service interruption continues for a period in excess of thirty consecutive days and such delay or interruption renders the Premises or any portion thereof untenantable for Tenant's normal business operations, in which case the rent shall be abated in proportion to the unusable portion of the Premises for any such excess. Landlord agrees to use its best efforts to cause utility companies to continuously supply gas, electricity, water and other necessary utilities to the Premises.

B. If heat generating machines or equipment (including, but not limited to, telephone equipment) are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right if requested by Tenant to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C. Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space. Tenant shall not connect with any electric current, except through existing electrical outlets in the Premises, or to any water pipes, any apparatus or device, for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant must first procure the consent of Landlord to the use thereof.

D. Notwithstanding anything contained in this Lease to the contrary, if Landlord consents, Tenant may maintain and operate data processing equipment and install a bank vault on the Premises. All additional costs in connection therewith (including, but not limited to, additional support flooring, insulation, electrical outlets and temperature maintenance facilities) shall be borne by Tenant.

E. At Tenant's request and with Landlord's approval, Landlord shall furnish the services described in Section A of this Article at times other than specified in Section A, provided that Tenant shall pay the entire cost thereof as reasonably determined by Landlord as additional rental, notwithstanding the fact that such services may also benefit portions of the Building other than the Premises.

                        VI.  ASSIGNMENT AND SUBLETTING

     Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant, and the employees of Tenant, nor permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, and its employees, customers and others having lawful business with Tenant. Tenant shall not assign this Lease nor sublet all or part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, such consent to any assignment or subletting shall not relieve Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all amounts due hereunder and for the full and faithful observance and performance of the covenants, terms and conditions herein contained.

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                          VII.  ESTOPPEL CERTIFICATE

     Within ten (10) days of notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord an accurate statement in substantially the form attached hereto as Exhibit B, certifying, among other things, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which rental and other charges are paid in advance, if any and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. At Landlord's option, such form may contain other certifications relating to this Lease as may be reasonably required by Landlord, so long as said certification and/or attestations do not expand or modify the obligations or responsibilities currently existing herein. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building Area. Tenant's failure to deliver such statement within such time period shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance under the Lease and that not more than one month's rental has been paid in advance. Upon such failure, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to execute the statement required under this Article VII on behalf of Tenant.


                      VIII.  SUBORDINATION AND ATTORNMENT

     If Landlord desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     This Lease, at Landlord's option, shall be subordinate to any existing or future mortgage, deed of trust, ground lease or declaration of covenants (regarding maintenance and use of any areas contained in any portion of the Building) and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or to the date of recording thereof. Tenant agrees to execute such documents which may be required by Landlord to confirm such subordination or priority within ten (10) days of notice from Landlord (including, but not limited to, a Subordination, Non-Disturbance and Attornment Agreement), and should Tenant fail to do so within such time period, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so. Tenant hereby agrees to attorn to any lender designated by Landlord and to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise. Notwithstanding anything to the contrary contained in this Article, so long as Tenant fulfills all its obligations under this Lease, Tenant's possession of the premises and Tenant's other rights under this Lease shall not be disturbed or impaired by any holder of a mortgage or a deed of trust, or by any person claiming through or under Landlord.


                        IX.  LANDLORD'S RESERVED RIGHTS

     Without notice (except as otherwise set forth in this Article) and without liability to Tenant (except for damages caused by the gross negligence or willful misconduct of Landlord or its agent), Landlord shall have the right at any time or from time to time to:

A. enter into the Premises in order to take reasonable measures as Landlord may deem advisable for the safety, repair, maintenance, improvement, care, cleanliness, security and reputation of the Building, or for the safety, security and welfare of the occupants of the Building, including Tenant, and for such purposes take into and through the Premises or any part of the Building, all required tools, equipment and materials, and temporarily suspend use of doors, corridors, elevators or other facilities;

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B.   exhibit the Premises to others at reasonable times upon reasonable notice;
     or

C. upon at least five (5) days prior notice to Tenant, enter the Premises and perform any obligation of Tenant hereunder which Tenant has failed to perform satisfactorily if Landlord elects to do so.


                           X.  RULES AND REGULATIONS

     The rules and regulations attached hereto as Exhibit D, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord upon at least ten (10) days prior notice to Tenant for the safety, care and cleanliness of the Building Area and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations.



                         XI.  REPAIRS AND ALTERATIONS

A. Except for those matters which are the responsibility of Landlord as set forth in Article V, Tenant shall keep the Premises in good condition and repair (except for reasonable wear and tear and damage due to fire or other insured casualty), and the Premises shall not be altered, repaired or changed without the prior written consent of Landlord, provided, however, Landlord's consent shall not be required for non-structural alterations and repairs to the interior of the Building, the cost of which does not exceed $5,000.00 and which are consistent with the character and nature of the Building. Tenant shall keep the Premises and Building free and clear of any liens due to the actions of Tenant or its agents and shall indemnify, hold harmless and defend Landlord from any such liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event any such lien is filed, Tenant shall do all acts necessary to discharge such lien within thirty (30) days of filing, or if Tenant desires to contest such lien, then Tenant shall deposit with Landlord such reasonable security as Landlord shall demand to insure the payment of such lien claim. In the event Tenant shall fail to pay any such lien claim when due or shall fail to deposit the security with Landlord, then Landlord shall have the right to expend all sums reasonably necessary to discharge such lien claim on behalf of the Tenant, and Tenant shall reimburse Landlord for such expenditure within ten (10) days of demand by Landlord.

B. Unless otherwise agreed by Landlord, all alterations, improvements and changes to the Premises that may be required or permitted hereunder shall be subject to the approval of the Landlord and done either by or under the direction of Landlord but at the cost of Tenant.

C. Unless otherwise agreed by Landlord, all alterations, improvements and changes to the Premises made by or at the direction of Tenant, including, but not limited to, all improvements made to the Premises pursuant to Exhibit E attached hereto, shall become the property of Landlord in accordance with Article XXI hereof.

D. Tenant shall not cause or permit any alterations, improvements or changes to the Premises without the prior written consent of Landlord.


            XII.  DAMAGES TO PROPERTY; INJURY TO PERSONS; INDEMNITY


A. Tenant shall neither hold, nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury or accident, or any other cause to any person, to the Premises, to any furniture, fixtures, tenant improvements, or other personal property of Tenant kept or stored in the Premises or to other parts of the Building, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agent.

B. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including reasonable attorney's fees, on account of injuries to the person or damage to the Building, the property of Landlord or of any other tenant in the Building, or to any other person rightfully in the Building for any purpose whatsoever, to the extent that such injuries or damage arise from the use or occupancy of the Premises by Tenant, or are caused by any act, omission, or negligence of Tenant, its agents, or employees, or of any other person entering

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     upon the Premises under express or implied invitation of Tenant, or where such injuries are the result of the violation of the provisions of this Lease by any of such persons.


                   XIII.  RESTORATION OF PREMISES; INSURANCE

A. In the event the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds have been made available therefor to Landlord in an amount sufficient to fully and completely repair such damage, Landlord shall cause such repairs to be performed, provided such repairs can, in Landlord's reasonable opinion, be completed within 120 days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, the rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one day or less). If repairs cannot, in the reasonable opinion of Landlord, be completed within such 120 days, or if the available insurance proceeds are insufficient to fully and completely perform the repairs, Landlord may elect to make repairs to the extent of the available insurance proceeds within a reasonable time and in such event, this Lease shall continue in effect and the rent shall be abated in the manner provided above (except that Tenant shall have the right to terminate this Lease upon notice to Landlord which notice must be given to Landlord not later than ten (10) days after Landlord notifies Tenant of such election). If Landlord elects not to make such repairs which cannot be completed within 120 days or paid for with available insurance proceeds, then either party may, by written notice to the other within thirty (30) days after such election, cancel this Lease as of the date of such notice. A total destruction of the Building shall automatically terminate this Lease. Notwithstanding the foregoing, if any such damage is caused by the act, omission or negligence of Tenant or any of Tenant's officers, employees or agents, there will be no rent abatement on account of such damage and Tenant shall be liable to Landlord for the cost of repair and restoration to the extent not covered by insurance proceeds. Tenant shall make available and deliver to Landlord all insurance proceeds payable to Tenant under the insurance policies which Tenant is required to maintain pursuant to this Lease for coverage with respect to leasehold improvements, in excess of building standard, to the Premises and Building, except for those items listed in Exhibit F attached hereto.

B. Except for Landlord's willful misconduct or gross negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on the furniture and furnishings of Tenant or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of improvements installed in the Premises by or for Tenant.

C. Tenant agrees to carry and maintain, for the mutual benefit of Landlord and Tenant, during the term of this Lease and any extension hereof, comprehensive general liability insurance in connection with the Premises and Building Area, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, host liquor legal liability and broad form property damage with the following minimum limits of liability: Two Million Dollars ($2,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; Two Million Dollars ($2,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Colorado, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty (30) days' prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon request from time to time and such certificate(s)

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     shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

D. Landlord shall maintain fire and extended coverage insurance on the Building (including Building standard leasehold improvements) in amounts determined by Landlord, with the cost thereof to be included in Building Expenses under Article III of this Lease. Tenant agrees to maintain fire and extended coverage insurance on all leasehold improvements in excess of building standard with Landlord named as additional insured and insurance coverage with respect to the personal property of Tenant located within the Building, all at replacement cost.

E. Landlord and Tenant each hereby waives any and all causes of action and rights of recovery against the other, its officers, members, partners, employees and agents, for any loss or damage occurring to the Premises or the Building, or the improvements, fixtures, merchandise and personal property of every kind located in and about the Building to the extent required to be covered by insurance (whether or not such insurance is actually maintained) regardless of cause or origin, including the negligence of either party, its officers, members, partners, employees or agents. To the extent necessary to effect the foregoing waiver of subrogation, Landlord and Tenant agree to obtain from their respective insurance carriers endorsements to all appropriate policies of insurance waiving the right of subrogation of the insurance carriers.

F. Whenever Landlord has an opportunity to make an election under this Article, Landlord must make such election within sixty (60) days of the occurrence of the event which gives rise to such opportunity. Whenever Landlord elects under this Article to repair the Premises, the Premises shall be repaired to building standard condition; however, in such event, Tenant shall have the right to cause Landlord to repair the Premises to the condition which existed prior to the applicable damage, provided that Tenant or Tenant's insurance carrier pays to Landlord, in advance, that portion of the cost of such repair in excess of the cost to repair the Premises to building standard condition.


                              XIV.  CONDEMNATION

     If any portion of the Premises or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination at least fifteen (15) days prior to such anticipated taking or conveyance, shall terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration of the lands and improvements so taken and Tenant hereby assigns to Landlord all rights of Tenant, if any, to receive any such award or consideration (except any separate award reimbursing Tenant for moving or relocation expenses or specifically allocated to Tenant's property or improvements to the Premises which were paid for by Tenant).


                                 XV.  DEFAULT

     The occurrence of any one or more of the following events shall constitute an event of default:

A. Tenant shall fail to pay in full, when due, any amount of rent or any other amount payable hereunder, and such failure shall continue for five (5) days after written notice from Landlord to Tenant;

B. Tenant shall vacate or abandon the Premises for a period in excess of thirty (30) consecutive days without the consent of Landlord;

C. Tenant's interest in this Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof;

D. Tenant or any guarantor of Tenant's obligations hereunder shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make a general assignment for the benefit of creditors:

E. Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any guarantor of Tenant's obligations hereunder shall be instituted against Tenant or any guarantor of Tenant's obligations hereunder, or a receiver or trustee shall be appointed for all or substantially all of the property of Tenant or any guarantor of Tenant's obligations hereunder, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

F.   Tenant shall fail to comply with the provisions of Article VII or Article
     VIII;

G. Tenant shall breach any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such breach shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant; or

H. Tenant or any guarantor of Tenant's obligations hereunder shall be unable to pay its debts as they become due.

Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter, to the following remedies:


     1. to give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated;

     2. without demand or notice, to reenter and take possession of the Premises or any part thereof, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being liable for prosecution thereof so long as due care is used in such removal, without being deemed guilty of any manner of trespass. Should Landlord elect to reenter as provided in this Section 2, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord shall, without terminating this Lease, use its good faith efforts to relet the Premises or any part thereof in Landlord's name for the account of Tenant on such terms and conditions as Landlord then deems to be reasonable in light of then current market conditions. Landlord shall have the right to Lease any and all vacant space in the Building prior to reletting the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. Nothing in this
          Article is intended to relieve Landlord of any obligation imposed by Colorado law to mitigate damages in the event of a default by Tenant hereunder.

     In the event that Landlord does not elect to terminate this Lease as permitted in Section 1 of this Article, but on the contrary, elects to take possession as provided in Section 2 of this Article, Tenant shall pay to Landlord (i) the rent, additional rent, Building Expenses and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the day on which the rent would have been payable hereunder if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

     In the event, however, this Lease is terminated by Landlord on account of an event of default, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupancy of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term both discounted to present value at the rate of eight percent (8%) per annum.

     Suit or suits for the recovery of the amount and damages set forth hereinabove (and for amounts owing by Tenant to Landlord under this Lease prior to Landlord's election of remedies under this Article) may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no event of default. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     Nothing contained in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damage or rent, referred to in any of the preceding provisions of this Article.

     Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of receiver or trustee, as outlined in this Article, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease (which holder must have been consented to by Landlord pursuant to Article VI).


                           XVI.  LANDLORD'S DEFAULT

     In the event Tenant alleges any default by Landlord hereunder, Tenant shall deliver to Landlord written notice and Landlord shall have thirty (30) days following receipt of such notice to cure such alleged default or, in the event such alleged default cannot reasonably be cured within such 30-day period, to commence action to cure such alleged default within a reasonable time. A copy of such notice shall be sent by registered mail to any holder of a mortgage or other encumbrance on the Building the name and address of which Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise), and such holder shall also have the same time period to cure such alleged default, which period shall begin to run thirty (30) days after the expiration of any period allowed Landlord hereunder, or if such default cannot be cured within that time, then such additional time as may be necessary to effect such cure, so long as such holder commences such cure within such thirty
(30) day period and thereafter diligently pursues any remedies necessary or appropriate for curing such default (including, but not limited to, commencement of foreclosure proceedings), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     Notwithstanding anything to the contrary expressly or impliedly contained in this Lease, there shall be absolutely no personal liability of any person, firm, partnership, association, or other entity who or which constitutes Landlord, or of any shareholders, directors, officers, members, partners, employees, or agents of Landlord, under or with respect to any of the terms, covenants, or provisions of this Lease, or of any violation hereof, and Tenants shall, subject to the rights of any mortgagees, fee owners and ground Lessors, look solely to the interest of Landlord in the Building for the satisfaction of each and every claim and remedy of Tenant in the event of any default or violation whatever by Landlord hereunder; such exculpation of personal liability is absolute and without any exception or modification whatever, now or hereafter.


               XVII.  SURRENDER; HOLDING OVER; PERSONAL PROPERTY

A. Upon termination of this Lease, either by lapse of time or otherwise, Tenant shall peaceably surrender the Premises in good condition and repair except for ordinary wear and tear. Tenant shall remove Tenant's moveable personal property from the Premises upon such termination and shall repair all damages to the Premises caused by such removal.

B. No surrender of the Premises shall be effected by Landlord's acceptance of the keys or of the rent or by any other means whatsoever without Landlord's written acknowledgment of such acceptance as a surrender.

C. Should Tenant, with or without Landlord's written consent, hold over after the termination of this Lease, Tenant shall become a Tenant from month-to-month upon each and all of the terms herein provided. During such holding over, Tenant shall pay base rent at the rate of 150% of the highest monthly rate provided for herein and shall pay all other rent and other amounts owing to Landlord hereunder. Such month-to-month tenancy shall continue until either party gives to the other party notice at least one month prior to the date of termination of its intention to terminate such tenancy.

D. All movable personal property of Tenant not removed from the Premises upon the abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord in connection with such disposition.

E. During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord.

                      XVIII.  COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant shall be granted peaceable and quiet enjoyment of the Premises during the term hereof so long as Tenant punctually
(i) pays the rent and all other amounts payable by Tenant hereunder and (ii) performs all of Tenant's other covenants and obligations hereunder.


                                 XIX.  NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if mailed by certified mail, upon first attempted delivery by the U.S. Postal Service, return receipt requested or if delivered via Federal Express or similar overnight courier service, when received, or if by facsimile, on a business day if received before 5:00 p.m. local time on such business day, or on the next business day, if received after 5:00 p.m. local time on a business day or any time on a non-business day. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

LANDLORD:      SFP Realty, Ltd., L.L.P.
               5414 Westridge Dr.
               Boulder, Colorado  80301
               ATTN:  Tim Borst, Managing General Partner

TENANT:        Colorado Business Bank of Boulder
               1900 15th Street
               Boulder, Colorado 80302
               ATTN: Charles Holmes, President


provided, however, that either party may change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed above.


                              XX.  MISCELLANEOUS

A. Subject to the provisions of Article VI, all agreements, covenants and obligations of this Lease shall be binding upon, apply and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

B. This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement. No promises or representations, except as herein contained, have been made to Tenant respecting the condition of the Premises or the manner of operating the Building.

C. The captions of the various Articles of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles.

D. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used herein in one gender shall include the other genders, where applicable. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

E.   Time is of the essence of this Lease and each and all of its provisions.

F. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

G. In addition to late charges imposed pursuant to Article III, Section G of this Lease, any amount due from Tenant to Landlord pursuant to this Lease which is not paid when due shall bear interest at two percent per annum above the prime interest rate of Norwest Bank of Denver, National Association, or its successor from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease, and in no event shall such rate exceed the highest rate allowed by law in Colorado.

H. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

I. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

J. If any demand is made or action is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover from the other party all expenses, including reasonable attorneys' fees, incurred in connection with such demand or action, including any appeal.

K. Landlord shall not be liable to Tenant for any default under this Lease which occurs after the sale of the Building by Landlord, nor shall Tenant bring any action against Landlord under this Lease after the sale of the Building by Landlord and Tenant agrees that its rights with respect to any such default shall be asserted against Landlord's successor in interest.

L. Landlord may, at its option, make any payment or perform any defaulted covenant or agreement of Tenant contained herein, and any monies advanced by Landlord for such purposes (including expenses and reasonable attorneys' fees) shall be immediately due and payable by Tenant to Landlord.

M. Within ten (10) days of notice from the other party, each party agrees to provide such other party with reasonable evidence (e.g., an opinion of counsel or a corporate, partnership or limited liability company resolution) that this Lease has been duly executed, authorized and delivered by such party.

N. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy. No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereto, shall be waived, altered or modified except by written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease the same shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

O. Landlord shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default of Landlord of any of its obligations. Tenant shall look solely to the Landlord's equity in the Building at the time of the breach or default for the satisfaction of any remedies of Tenant. Such exculpation of liability shall be absolute and without any exception whatsoever.


                 XXI.  CONSTRUCTION OF LEASEHOLD IMPROVEMENTS

     Landlord shall make improvements and alterations to the Premises in accordance with Exhibit E attached hereto. Any and all improvements or additions now or in the future situated in or upon the Premises, whether constructed or installed by, for or at the expense of Landlord or Tenant, including improvements made to the Premises pursuant to Exhibit E attached hereto, other than the items listed on the attached Exhibit F, are and shall become a part of the Premises, and will become Landlord's property, without compensation to Tenant, and Tenant shall have only a leasehold interest therein, subject to all of the terms and conditions of the Lease. Tenant shall have the option to remove from the Premises the personal property listed on Exhibit F hereto, provided such items are removed within fourteen (14) days following termination of this Lease. In the event Tenant fails to remove such personal property within such fourteen (14) day period, all such personal property remaining on the Premises shall become the property of Landlord, without compensation to Tenant. Landlord may elect, at Landlord's option, that any of the personal property set forth on Exhibit F and any alterations or improvements made in connection therewith shall be removed by Tenant upon termination of this Lease, and Tenant shall remove the same within fourteen (14) days following termination hereof, shall repair any damages caused by such removal and shall return the Premises to the condition existing prior to installation of such personal property, alterations and improvements.


                         XXII.  ADDITIONAL PROVISIONS

     The additional provisions set forth in Exhibit B attached hereto constitute part of this Lease.


     IN WITNESS WHEREOF the parties hereto execute this Lease the day and year first above written.


     LANDLORD:  SFP REALTY, LTD., L.L.P.
                A COLORADO LIMITED LIABILITY PARTNERSHIP

                By:/s/ Tim Borst
                   -------------
                   Tim Borst, Managing General Partner

     TENANT:    COLORADO BUSINESS BANK OF BOULDER, NATIONAL ASSOCIATION

                By:  /s/ Charles Holmes
                    ---------------------
                    Charles Holmes

                Its: /s/ President
                    --------------------
                    President

                                   EXHIBIT A

                               LEGAL DESCRIPTION


Legal Description:          Lot 10, (Revised), Block 88, East Boulder, City of
                            Boulder, County of Boulder, State of Colorado, according to the Lot Line Adjustment as recorded
                            January 11, 1991 on Film 1658 at Reception No.
                            1083138 in Plan File P-25 F-3 #10.

Location of the Building:   2025 Pearl Street
                            Boulder, Colorado  80302

                                   EXHIBIT B

                             ADDITIONAL PROVISIONS

     1.  Rent.  Upon commencement of the Lease, Tenant shall pay to Landlord as
         ----
base rent without offset or reduction in the sum of One Hundred Twenty-Three Thousand Dollars ($123,000.00) per year, payable in equal monthly installments of Ten Thousand Two Hundred Fifty Dollars ($10,250.00), on the first day of each month (the "Base Rental Rate"). After the first year of the Primary Lease Term, the Base Rental Rate shall be increased based upon the annual Consumer Price Index for all Urban Consumers in the Boulder and Denver metropolitan area. Notwithstanding the foregoing, the increase to the Base Rental Rate will not be less than three percent (3%) nor more than six percent (6%) annually.

     2.  Options to Extend.  Tenant shall have two (2) consecutive options
         -----------------
("Option to Extend") to extend the Primary Lease Term for two (2) additional five-year terms ("Extension Term"), at its discretion, and providing there exists no event of default, as defined in the Lease, at the time for Tenant to exercise such option to extend. In order to exercise each Option to Extend, Tenant must deliver written notice to such effect (the "Extension Notice") to Landlord not more than 540 days prior, nor less than 360 days prior to the date upon which the Lease would expire. Failure by Tenant to exercise any one Option to Extend shall terminate Tenant's right to exercise any subsequent Option to Extend. All of the terms, conditions and provisions of this Lease shall remain in full force and effect during each Extension Term except as follows: (i) the Lease termination date shall be deemed to be changed to reflect the expiration of each Option to Extend so exercised by Tenant and (ii) the Base Rental Rate for each lease year of the Extension Term shall be the market value as determined by the Landlord in its reasonable discretion, and shall be subject to adjustment as described in Exhibit B, Paragraph 1 above.

     3.  Parking. Tenant shall have exclusive use of the parking spaces located
         -------
on the north side of the Building. Landlord and Tenant shall execute a mutually agreeable parking lease ("Parking Lease") for not less than four (4) and not more than eight (8) parking spaces on property adjacent to the Building owned by Landlord. Such leased adjacent parking shall be included in the Building Area (defined in Article III, Section C of the Lease). The Parking Lease shall be for a period of ten (10) years with a base rate of Twenty-Five Dollars ($25.00) per month per space (the "Parking Base Rate"). The Parking Base Rate shall be increased annually under the same terms as the Base Rental Rate. Provided, however, that in consideration of this Lease, Landlord shall waive all Parking Lease payments for the first 24 months of this Lease. Thereafter, the Parking Base Rate shall be increased annually as provided herein for years three (3) through five (5) of the Parking Lease. Beginning in year six (6) of the Parking Lease, the Parking Base Rate shall be the market value as determined by Landlord in its reasonable discretion and shall be subject to annual adjustment under the same terms as the Base Rental Rate. Contingent upon Tenant's exercise of each Option to Extend, Tenant shall have two (2) consecutive five (5) year options to renew the Parking Lease at fair market value to be determined in the Landlord's reasonable discretion. Failure by Tenant to exercise any one Option to Extend shall terminate Tenant's right to renew the Parking Lease.

     4.  First Option to Purchase.  If Landlord decides during the Lease Term
         ------------------------
and any extensions thereof to market and sell the Building as a stand alone building, then Tenant shall be granted an exclusive negotiation period of forty-five (45) days within which to negotiate with the Landlord for the purchase of the Building prior to Landlord marketing the Building to the general public.

     5.  Building Name.  The Building shall be renamed and shall become the
         -------------
"Colorado Business Bank Building" or any successor name thereto and shall remain so for the primary term of the Lease and any extension thereto.

     6.  Miscellaneous. This Lease shall be conditioned upon approval of
         -------------
Tenant's use of the Premises for a business bank by the City of Boulder Planning Department (the "City"). Should said use be denied by the City, this Lease shall immediately terminate. In the event the City has not approved Tenant"s use of the Premises on or before January 1, 1999, Landlord shall have the right, at its option, to terminate this Lease upon 72 hours written notice to Tenant. During the City's use approval process and prior to final approval, Landlord may continue to market the Premises for lease to other parties. If a bona fide acceptable lease proposal is received by Landlord from a third party,

Landlord will notify Tenant of such proposal and Tenant shall have 72 hours from receipt of such proposal to exercise either of the following options:



          a) Terminate this Lease, provided, however, such termination shall not be effective unless and until Landlord enters into a binding lease agreement with such third party; or

          b) Commence payment of the Base Rental Rate, Building Expenses and all other sums due hereunder on or before November 1, 1998.

                                   EXHIBIT C

                             TENANT'S CERTIFICATE

     The undersigned as Tenant under that certain lease dated
                                                              -----------------
made with                                       and Landlord (the "Lease"),
         --------------------------------------
hereby certifies as follows:

     (1) That the undersigned has entered into occupancy of the premises described in the Lease;

     (2) That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------;

     (3) That the Lease represents the entire agreement between the parties;

     (4)      That the commencement date of the Lease is                 ;
                                                         ----------------
     (5)      That there is an unexpired term under the Lease of
                                                                 ---------------
years;

     (6) That all conditions of said work to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

     (7) That there are no defaults on the part of the Landlord under the Lease;

     (8) That no rents have been prepaid other than as provided in the Lease;

     (9) That on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord; and

     (10) That the construction to be done by Landlord pursuant to Exhibit "E" attached to the Lease has been completed.


The undersigned hereby agrees:

     (1) To disclaim all right, title or interest in said premises except the rights granted by the Lease;

     (2) To send a copy of any notice or demand given or made to the Landlord pursuant to the provision of the Lease, by registered mail to the owner and holder of any mortgage on the first mortgage on the demised premises, or its assignee upon being notified in writing of such mortgage's or assignee's name and address, and;

     (3) To give to the holder of said mortgage or its assignee the same right as the Landlord has to cure any default complained of in said notice or demand.

EXECUTED this         day of                       19  .
              -------        ---------------------   --

                                         TENANT:

                                         By
                                           --------------------------------
                                         (Print Name)
                                                     ----------------------
                                         (Print Title)
                                                      ---------------------

                                   EXHIBIT D

                             RULES AND REGULATIONS


1. At all times during the term of this Lease, Landlord shall have the right by itself, its agents and employees, to enter into and upon the Premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether Tenant shall have complied with its obligations under the Lease, including the Rules and Regulations.

2. Tenant shall not make or permit any noise or odor that is objectionable to the public or to other occupants of the Building to emanate from the Premises, shall not create or maintain a nuisance thereon and shall not do anything tending to injure the reputation of the Building or the Premises.

3. Tenant shall not place or permit any radio antennae, loud speakers, sound amplifiers, or similar devices on the roof or outside of the Building.

4. The sidewalks, entrances, passages, elevators, vestibules, stairways, corridors and halls may not be obstructed or used for any purpose other than ingress or egress to and from the Premises.

5. Landlord may retain a passkey to the Premises. Tenant shall not alter any lock or install a new lock on any door of the Premises without the prior written consent of Landlord; if such consent is given, Tenant shall provide Landlord with an additional key for the use of Landlord.

6. Upon leaving the Premises, Tenant shall close and lock all windows and doors of the Premises, and shall shut off all water faucets and major electrical apparatus located within the Premises.

7. Tenant shall not place any sign upon the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord reserves the right to reasonably designate all contractors for sign painting and lettering.

8. Tenant shall, upon termination of the Lease or of Tenant's possession, surrender all keys of the Premises to Landlord at the place then fixed for the payment of rent and shall provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises.

     The failure of Landlord to enforce any of the Rules and Regulations shall not be deemed a waiver of any of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of any of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant in the Building, if any.

     No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the Lease to enforce the Rules and Regulations shall constitute an eviction of Tenant by Landlord, nor shall it be deemed an acceptance or surrender of said Premises; no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

                                   EXHIBIT E

                       LEASEHOLD IMPROVEMENTS AGREEMENT



                                   RECITALS

     1. This Leasehold Improvements Agreement (this "Agreement") is attached to and forms a part of the certain Office Lease dated September 25, 1998, pursuant to which Landlord has leased to tenant the building (the "Premises") located at 2025 Pearl Street, Boulder, Colorado 80302.

     2. Tenant desires to have Landlord make improvements (the "Improvements") to the Premises, prior to occupancy, and Landlord desires to make such Improvements upon the terms and conditions contained in this Agreement.


                                   AGREEMENT

     A.  Definitions. The following terms have the meanings indicated:
         -----------


         (1) "Amount Financed" shall mean the amount of the loan which Landlord is able to obtain for purposes of financing the Landlord's Cost of Improvements (defined below), as set forth in Paragraph B(1) hereof.

         (2) "Change Order" shall mean any change, modification, or addition to the Final Space Plan (defined below) or Working Drawings (defined below) after Landlord has approved the same.

         (3) "Construction Schedule" means a schedule depicting the relative time frames for various activities related to the construction of the Improvements in the Premises.

         (4) "Landlord's Cost of Improvements" means and shall include the following, provided, however, such cost shall in no event exceed $375,000.00 and may be adjusted in accordance with Paragraph B(1) hereof:

                 (a) All contractor and construction manager costs and fees;
                 (b)  All permits and taxes;
                 (c) All costs of constructing and installing the Improvements;
                 (d) The cost of the Landlord's overhead for coordination and administration at a rate of 5% of the total cost to the Landlord of the above; and
                 (e)  All costs relating to leasing fees or commissions.



          (5) "Tenant's Cost of Improvements" means and shall include the following:

                 (a) All architectural and engineering fees and expenses;
                 (b) All costs of Tenant-initiated changes to the Final Space Plan or Working Drawings after Tenant's approval; and
                 (c) All costs of Tenant-initiated change orders, modifications, or additions to the Improvements after Tenant's approval of the Working Drawings.

          (6) "Estimated Construction Cost" means a preliminary estimate of the Landlord's Cost of Improvements.

          (7) "Final Space Plan" means a drawing of the Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical, data and telephone outlets, delineation of furniture and equipment, and all other general specifications for the Improvements. The Final Space Plan will be preceded by preliminary space plans.



          (8)    "Improvements" means:

                 (a) The development of all space plans and working drawings, including supporting engineering studies, structural design or analysis, lighting or acoustical evaluations, and all other information as determined by Landlord's architect; and
                 (b) All work, alterations, improvements and installations to be performed and constructed by Landlord pursuant to this Agreement to create the details and partitioning shown on the Working Drawings. The Improvements will include finished ceilings, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, telephone wiring, computer system wiring, and fire protection systems. The Improvements will NOT include personal property items, such as decorator items or services, art work, plants, furniture, equipment, or other fixtures not permanently affixed to the Premises or installation of a vault or automatic teller machine, furniture for teller stations, wiring for special equipment necessary for bank operations.

          (9) "Landlord's Cost Proposal" means a final estimate of the Landlord's Cost of Improvements as depicted on the Working Drawings, excluding all architectural, engineering, contractor, and other costs to be paid by Tenant pursuant to this Agreement.

          (9) "Working Drawings" means the construction documents detailing the Improvements and conforming to codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractors selected and engaged by Landlord.


  B.      Landlord's Obligations.
          ----------------------


          (1) Colorado Business Bank agrees to loan landlord $375,000 to be used towards Landlord's cost of Improvements on commercially reasonably terms.

          (2) Landlord will proceed to complete the Improvements according to this Agreement and tender possession of the Premises to Tenant upon substantial completion of the Improvements to the extent that only minor construction details, which would not materially interfere with Tenant's use and enjoyment of the Premises, require completion or correction. Tenant will accept the Premises when Landlord tenders possession, provided that the Improvements have been substantially completed as described above. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Agreement, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the term of the Lease, unless otherwise expressly provided herein.

     C.   Tenant's Obligations.  Tenant will promptly pay all Tenant's Cost of
          --------------------
Improvements within thirty (30) days of receipt of an invoice for same. Tenant shall cooperate with Landlord in all respects in the construction of the Improvements.

     D.  Project Design and Construction.  All work will be performed by
         -------------------------------
architects, designers and contractors selected and engaged by Landlord.

     E.  Landlord's Approval.  Landlord, in its sole discretion, may withhold
         -------------------
its approval of the Final Space Plan, Working Drawings, or any change order that:

            (1) Exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the Building;

            (2) Is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed;

            (3) Would not be approved by a prudent owner of property similar to the Building;

            (4) Violates any agreement that affects the Building or binds Landlord;

            (5) Landlord reasonably believes will materially increase the cost of operation or maintenance of any of the systems of the Building;

            (6) Landlord reasonably believes will materially reduce the market value of the Premises or the Building at the end of the term;

            (7) Does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

            (8) Would cause the Landlord's Cost of Improvements to exceed the Amount Financed.

     F.     Schedule of Improvement Activities.
            ----------------------------------

            (1) Tenant shall submit a "Final Space Plan" to Landlord as part of this Lease. Within five (5) days after receipt of the Final Space Plan, Landlord will promptly cause to be prepared and delivered to Tenant the written Estimated Construction Cost.
                 In the event the Estimated Construction Cost exceeds the Amount Financed, Landlord may modify the Final Space Plan in its reasonable discretion in order to assure that the Estimated Construction Cost will not exceed the Amount Financed. Landlord will submit to Tenant said modifications for Tenant's approval, which shall not be unreasonably withheld (the "Revised Space Plan").

            (2) Upon approval of the Estimated Construction Cost, Landlord will cause to be prepared and delivered to Tenant the Working Drawings, finish schedules, the Construction Schedule, and the Landlord's Cost Proposal for the Improvements in accordance with the Final or Revised Space Plan. If the Landlord's Cost Proposal is less than the Estimated Construction Cost, Landlord will commence construction of the Improvements to the Premises. If the Landlord's Cost Proposal is more than the Estimated Construction Cost, Landlord will so notify Tenant in writing and Tenant will either (1) agree in writing to pay the amount by which the Landlord's Cost Proposal exceeds the Estimated Construction Cost or (2) agree to reasonable revisions to the Working Drawings in order to assure that Landlord's Cost Proposal does not exceed the Amount Financed. Tenant will give its immediate attention to the Working Drawings and Landlord's Cost Proposal approval process and respond to Landlord within 3 business days after submissions are made to it.

            (3) Following approval of the Working Drawings and the Landlord Cost Proposal, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the Improvements.

     G.  Change Orders.  Tenant may seek changes to the Improvements during
         -------------
construction only by written request to Landlord on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph D. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, completion schedule changes, and the cost of Landlord's overhead. If Tenant fails to approve such change order within 3 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change. Tenant shall bear the additional cost of any change that would have the effect of increasing any line item in Landlord's Cost Proposal.

     H.  Completion and Commencement Date.  Tenant's obligation for payment of
         --------------------------------
rent pursuant to the Lease will commence upon issuance of a certificate of occupancy for the Building by the City of Boulder or January 1, 1999, whichever is later, provided, however, the payment of rent will not be delayed by a delay of substantial completion due to Tenant. The following are some examples of delays that will not affect the date on which rent is to commence under the
Lease:

            (1)   Late submissions of Information;

            (2)   Change orders requested by Tenant;

            (3) Delays in obtaining unusual or non-building standard construction materials requested by Tenant;

            (4) Tenant's failure to approve timely any item requiring Tenant's approval; and

            (5) Delays by Tenant according to paragraph F hereof.

     I.     Condition of the Premises.
            -------------------------

            (1) Upon Landlord's determination and written notice to Tenant that the Improvements are substantially complete, Tenant will conduct a walkthrough inspection of the Premises with Landlord and prepare a punchlist of items needing additional work by Landlord. Other than the items specified in the punchlist and Latent Defects (as defined below), by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the Improvements as required by this Agreement and that there are no items needing additional work or repair. The punchlist will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense.

            Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Premises except as expressly provided in the Lease and this Agreement. If Tenant fails to submit a punchlist to Landlord within three (3) business days following Tenant's receipt of notice from Landlord that the Improvements are substantially complete, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through.

            (2) A "Latent Defect" is a defect in the condition of the Premises, caused by Landlord's failure to construct the Improvements in a good and workmanlike manner and in accordance with the Working Drawings, which would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a Latent Defect within one year following the date of this Agreement, then Landlord, at its expense, will repair the latent defect as soon as practicable. Except as set forth in this paragraph H, Landlord will have no obligation or liability to Tenant for Latent Defects.

            (3) No approval by Landlord's architect or engineer of any drawings, plans, or specifications which are prepared in connection with construction of the Improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans, or specifications, or the Improvements to which they relate, for any use, purpose, or condition, but such approval will merely be the consent of Landlord to the construction or installation of the Improvements in the Premises according to such drawings, plans, or specifications.


  EXECUTED to be effective as of the date of the Amendment to which this Agreement is attached.



  LANDLORD:     SFP REALTY, LTD., L.L.P.
                      A COLORADO LIMITED LIABILITY PARTNERSHIP

                      By:  /s/ Tim Borst
                         --------------------
                         Tim Borst, Managing General Partner


  TENANT:       COLORADO BUSINESS BANK OF BOULDER, NATIONAL ASSOCIATION

                      By: /s/ Charles Holmes
                         -------------------------
                         Charles Holmes

                      Its:    President
                          ------------------------
                          President

                                   EXHIBIT F

                TENANT'S PROPERTY, REMOVAL AT END OF LEASE TERM


  1. The following equipment and provisions may be added to the Premises at Tenant's sole cost and expense and may be removed at the end of this Lease pursuant to the terms and conditions set forth for removal contained in this
Lease:

           (a)  a vault;

           (b)  an ATM machine;

           (c)  a teller station(s)

           (d) together with all other non-fixture items, paid for, installed or supplied by Tenant.



                                      F-1